Exhibit 10.3
[Execution Copy]
AMENDMENT NO. 1 TO
CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE
     THIS AMENDMENT NO. 1 TO CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (this “Amendment”) is made and entered into this 24th day of September, 2007, between Umesh Padval (the “Employee”) and LSI Corporation (together with its predecessors and its successors and assigns, the “Company”).
W I T N E S S E T H:
     WHEREAS, the Company and the Employee (the “Parties”) entered into a Confidential Separation Agreement and General Release, dated as of the 31st day of August, 2007 (the “Original Agreement”); and
     WHEREAS, the Parties desire to amend and supplement the Original Agreement as set forth in this Amendment;
     NOW THEREFORE, in consideration of the promises and covenants contained in this Amendment, the Parties agree as follows:
     A.     Paragraph 2 of the Original Agreement is deleted in its entirety and replaced as follows:
     2.     Change In Status.  From and after the Status Change Date, all compensation and benefits shall cease, except for those specifically listed in this Section 2. The Employee’s position with the Company, including all compensation and eligibility for benefits (other than post-termination benefits specifically described herein), shall terminate on March 15, 2008 (the “Termination Date”).
     B.     Paragraph 2.1 of the Original Agreement is deleted in its entirety and replaced as follows:.
     2.1     Position.  The Employee will remain an employee of the Company until such time as his employment terminates on the Termination Date. The Employee’s job title, as of the Status Change Date, will be “Technical Consultant.” In this position, the Employee will be required to provide technical consulting to the Company on an as-needed basis. The Employee’s position as Technical Consultant, and any other position with the Company, will terminate as of the Termination Date. During the Employee’s tenure as a Technical Consultant from the Status Change Date until the Termination Date, the Employee shall be paid monthly salary of $15,000.00, paid every two weeks, less any and all statutory withholding and deductions as may be required by law or as authorized by the Employee (the gross amount being the “Continuation Salary”). Despite the change to the Termination Date from March 31, 2008 to March 15, 2008, the Employee will be paid his entire monthly salary of $15,000 for the month of March, 2008, but such amount shall be paid on or before March 15, 2008.
     C.     Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Original Agreement. Except as provided in this Amendment, the Original Agreement remains unchanged and in full force and effect.
     D.     The Parties may execute this Amendment in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.

[Execution Copy]
BY SIGNING AND DELIVERING THIS AGREEMENT, THE EMPLOYEE STATES:
     a.     HE HAS READ IT AND UNDERSTANDS IT AND HAS AT LEAST 21 DAYS TO CONSIDER IT AND A PERIOD OF SEVEN DAYS AFTER EXECUTING IT TO REVOKE IT;
     b.     HE AGREES WITH IT AND IS AWARE THAT HE IS GIVING UP IMPORTANT RIGHTS, INCLUDING RIGHTS PROVIDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, FOR CONSIDERATION TO WHICH HE WAS NOT ALREADY OTHERWISE ENTITLED;
     c.     HE WAS ADVISED TO, AND IS AWARE OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND
     d.     HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.
     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LSI CORPORATION, a Delaware corporation

/s/ Umesh Padval	By: /s/ Paul Bento

UMESH PADVAL	PAUL BENTO Vice President
Date: September 24, 2007